UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)               May 25, 2011

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Upon recommendation of the Compensation Committee of the Board of Directors of The Southern Company (the “Company”), the Board of Directors of the Company approved the Southern Company 2011 Omnibus Incentive Compensation Plan (the “Plan”), subject to stockholder approval.  The Plan was approved by the Company’s stockholders at the 2011 Annual Meeting of Stockholders held on May 25, 2011.

The Plan provides for awards of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock awards, restricted stock units, performance units, performance shares, and cash-based awards (collectively, the “Awards”).  The Plan will replace the Omnibus Incentive Compensation Plan that was approved by the stockholders at the 2006 Annual Meeting of Stockholders held on May 24, 2006 (the “2006 Plan”), which provided for awards similar as those to be provided under the Plan.

The Plan provides that if a change in control occurs, all stock options, stock appreciation rights, restricted stock awards, and restricted stock units will vest immediately.  A change in control does not occur unless there is a consummation of the transaction or event that results in the change in control of the Company or a subsidiary of the Company.

The Board of Directors may terminate or amend the Plan at any time; provided, however, without stockholder approval, the Board may not increase the total number of shares of the common stock available for grants under the Plan.  The Plan will terminate May 25, 2021, unless terminated sooner by the Board of Directors.

A total of 44,000,000 shares of common stock is available for grants under the Plan.  As of March 28, 2011, there are approximately 2,953,297 shares available under the 2006 Plan, which will be transferred to and available for grant under the Plan in addition to the 44,000,000 shares authorized under the Plan.

The description of the Plan is a summary only and is qualified by reference to the Plan, which is filed as Exhibit 10.1 herein.

Item 5.07.                   Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders on May 25, 2011 (the “Annual Meeting”).  Stockholders voted as follows on the matters presented for a vote:

1.	The nominees for election to the Board of Directors were elected based on the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes

Juanita Powell Baranco	456,533,928	6,306,526	180,322,900
Jon A. Boscia	457,466,736	5,373,718	180,322,900
Henry A. Clark III	455,495,005	7,345,449	180,322,900
Thomas A. Fanning	451,291,239	11,549,215	180,322,900
H. William Habermeyer, Jr.	455,288,796	7,551,658	180,322,900
Veronica M. Hagen	450,274,614	12,565,840	180,322,900
Warren A. Hood, Jr.	457,392,941	5,447,513	180,322,900
Donald M. James	397,159,513	65,680,941	180,322,900
Dale E. Klein	456,879,817	5,960,637	180,322,900
J. Neal Purcell	455,213,931	7,626,523	180,322,900
William G. Smith, Jr.	457,277,599	5,562,855	180,322,900
Steven R. Specker	456,809,166	6,031,288	180,322,900
Larry D. Thompson	456,627,902	6,212,552	180,322,900

2.	The proposal to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2011 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
633,592,185	6,710,609	2,860,560	0

3.	The proposal to approve, on an advisory basis, compensation of the Company’s named executive officers was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
431,493,027	24,971,638	6,375,789	180,322,900

4.	The stockholders voted, on an advisory basis, to conduct future advisory votes to approve the compensation of the Company’s named executive officers as follows:

Every Year	Every Two Years	Every Three Years	Abstentions	Broker Non-Votes
374,254,622	8,797,308	74,213,871	5,574,653	180,322,900

In connection with the Annual Meeting, the Board of Directors of the Company recommended that stockholders vote to conduct future advisory votes to approve the compensation of the Company’s named executive officers on an annual basis.  In light of such recommendation and considering the strong support for an annual vote as reflected in the above voting results, the Board of Directors, on May 25, 2011, determined that the Company will conduct future advisory votes to approve the compensation of the Company’s named executive officers annually.

5.	The proposal to approve the Omnibus Incentive Compensation Plan was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
409,136,520	45,490,328	8,213,606	180,322,900

6.	The stockholder proposal to approve a coal combustion byproducts environmental report was not approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
96,860,153	313,557,303	52,422,998	180,322,900

Item 9.01.                   Financial Statements and Exhibits.

(d) Exhibits.

10.1	Southern Company 2011 Omnibus Incentive Compensation Plan effective May 25, 2011.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2011	THE SOUTHERN COMPANY By /s/ Melissa K. Caen Melissa K. Caen Assistant Secretary

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